UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2010

COMPUTER PROGRAMS AND SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-49796	74-3032373
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 Wall Street, Mobile, Alabama 36695

(Address of principal executive offices, including zip code)

(251) 639-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    Pending the outcome of the investigation described in Item 8.01 below, as of June 15, 2010, Computer Programs and Systems, Inc. (the “Company”), with the authorization of the Board of Directors of the Company (the “Board”), has placed the Company’s Vice President – Finance and Chief Financial Officer on administrative leave. The responsibilities of the Vice President – Finance and Chief Financial Officer will be assumed by other members of the Company’s management team during his absence.

Item 8.01.	Other Events.

As of June 15, 2010, the Board has determined to investigate issues related to the suspected misappropriation of assets by the Company’s Vice President – Finance and Chief Financial Officer, primarily involving the suspected misuse of a Company credit card for the payment of personal tax obligations in the amount of approximately $55,000. In addition to authorizing the leave of absence discussed above, the Board has appointed the Audit Committee of the Board (the “Audit Committee”) to oversee an internal investigation into the suspected misappropriation and has authorized the engagement of a forensic accounting firm to assist in conducting the investigation and the review of the internal controls of the Company related to the suspected misappropriation.

At this time, the Company believes that there will be no material impact on previously reported earnings, financial position or results of operations as a result of these matters. The Company does not intend to update the disclosure provided hereby until the investigation commenced by the Audit Committee has been substantially completed or unless there are other material developments to be reported prior to the completion of the investigation.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements (i.e., statements that are not historical facts) describing the Company’s future expectations, specifically the Company’s expectations as to the effect of the suspected misappropriation of assets on the Company’s previously reporting earnings, financial position and results of operations. These forward-looking statements are not guarantees and are subject to risks, uncertainties and other factors, some of which are beyond the Company’s control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER PROGRAMS AND SYSTEMS, INC.

Date: June 16, 2010	By:	/s/ J. Boyd Douglas
J. Boyd Douglas
President and Chief Executive Officer